AMENDMENT NO. 6 TO LOAN AND SECURITY AGREEMENT


         AMENDMENT dated as of January 8, 1999, by and among Health Fitness Corporation, a Minnesota corporation ("Borrower"), Health Fitness Rehab, Inc., a Minnesota corporation ("HF Rehab"), The Preferred Companies, Inc., an Arizona corporation ("TPC"), Health Fitness Rehab of Iowa, Inc., an Iowa corporation ("HF Rehab Iowa"), Duffy & Associates Physical Therapy Corp., an Iowa corporation ("Duffy"), Medlink Corporation, an Iowa corporation ("Medlink"), Medlink Services, Inc., an Iowa corporation ("Medlink Services"), Midlands Physical Therapy, Inc., a Nebraska corporation ("Midlands"), Fitness Centers of America, a California corporation ("Fitness Centers"), Sports & Orthopedic Physical Therapy, Inc., a Minnesota corporation ("Sports Therapy") and International Fitness Club Network, Inc., a Rhode Island corporation, formerly known as David W. Pickering, Inc. ("IFCN," and together with Sports Therapy, HF Rehab, TPC, HF Rehab Iowa, Duffy, Medlink, Medlink Services, Midlands and Fitness Centers, collectively, "Guarantors" and sometimes referred to individually as a "Guarantor") and Madeleine L.L.C., a New York limited liability company ("Lender").

                               W I T N E S S E T H

         WHEREAS, Lender and Borrower have entered into financing arrangements pursuant to which Lender may make loans and advances and provide other financial accommodations to Borrower as set forth in the Loan and Security Agreement, dated February 17, 1998, by and among Lender, Borrower and Guarantors, as amended by Amendment No. 1 to Loan and Security Agreement, dated February 28, 1998, Amendment No. 2 to Loan and Security Agreement, dated June 4, 1998, Amendment No. 3 to Loan and Security Agreement, dated June 26, 1998, Amendment No. 4 to Loan and Security Agreement, dated September 10, 1998, Amendment No. 5 to Loan and Security Agreement, dated November 2, 1998 (and as amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and the agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto (collectively, together with the Loan Agreement, the "Financing Agreements");

         WHEREAS, Borrower and Guarantors have requested certain amendments to the Loan Agreement and Lender is willing to agree to such amendments, subject to the terms and conditions contained herein;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


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         1. Definitions.


              (a) For purposes of this Amendment, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals above, shall have the respective meanings assigned to such terms in the Loan Agreement.


              (b) All references to the term "Special Availability Reserve" are hereby deleted.


              (c) The term "Supplemental Loans" as used herein shall mean the Loans at any time made by Lender to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) in excess of the amount of the Borrowing Base as set forth in Section 3 hereof.


              (d) All references to the term "Loans" in the Loan Agreement shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, the Supplemental Loans.


         2. Borrowing Base.


              (a) Section 1.8(a)(i) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor: "$7,200,000, as reduced by an amount equal to $20,000 on Tuesday of each week, commencing Tuesday, February 16, 1999,"


              (b) Section 1.8(b) of the Loan Agreement is hereby amended by deleting the following at the end thereof: "and including the Special Availability Reserve."


         3. Supplemental Loans.


              (a) In addition to the Loans which may be made by Lender to Borrower pursuant to Section 2.1 of the Loan Agreement, subject to the other terms and conditions of the Loan Agreement, Lender may from time to time make Supplemental Loans to Borrower, provided, that, the aggregate amount of the Loans up to the amount of the Borrowing Base plus the Supplemental Loans outstanding at any time shall not exceed the amount equal to $7,200,000 as reduced by an amount equal to $20,000 on Tuesday of each week, commencing Tuesday, February 16, 1999.


              (b) Borrower acknowledges and agrees that, notwithstanding anything to the contrary contained in the Loan Agreement or the other Financing Agreements, the failure of Borrower to pay the Obligations arising pursuant to the Supplemental Loans on the effective date of any reduction in the limit as set forth in Section 3(a) above in the amount of the excess, if any, of the aggregate unpaid principal amount of the Supplemental Loans over the amount of the limit as so reduced shall constitute an Event of Default.


         4. Waivers.


              (a) Subject to the terms and conditions contained herein, Lender hereby waives the Event of Default arising under Section 9.1(b) of the Loan Agreement as a result of the failure of Borrower to comply with Section 8.10 and
Section 8.10A of the Loan Agreement as of November 30, 1998, provided, that, (i) such waiver shall only apply to the failure of Borrower to comply with such Sections for the period from January 1, 1998 through and including November 30, 1998 (and not as of the end of any month thereafter) and (ii) such waiver shall not be effective unless and until Lender shall have received an original of this Amendment duly executed and delivered by Borrower and Guarantors.


              (b) Lender has not waived, is not by this Amendment waiving, and has no intention of waiving any other Event of Default which may have occurred on or prior to the date hereof, whether or not continuing on the date hereof, or which may occur after the date hereof (whether the same or similar to the Events of Default referred to above), other than the Event of Default specifically referred to in Section 4(a) for the period ending November 30, 1998. Upon the occurrence of any other Event of Default, whether or not continuing on the date hereof, or which may occur on or after the date hereof (whether the same or similar to the Event of Default described above, including an Event of Default pursuant to the failure of Borrower and Guarantors to comply with Section 8.10 or 8.10A of the Loan Agreement as of the last day of any month after November 30, 1998), Lender shall have and hereby specifically reserves the right in its discretion, to exercise any and all of its rights and remedies under the Loan Agreement, the other Financing Agreements, applicable law or otherwise.


              (c) The foregoing waiver shall not be construed as a bar to or a waiver of any other or further Event of Default on any future occasion, whether similar in kind or otherwise and shall not constitute a waiver, express or implied of any of the rights and remedies of Lender arising under the terms of the Financing Agreements of any future occasion or otherwise.


         5. Indebtedness. Section 8.6(g) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:


                  "(g) Indebtedness of Borrower or any Guarantor or Subsidiary arising after the date hereof secured by purchase money liens or security interests permitted under Section 8.5(h) hereof upon specific fitness equipment hereafter acquired by Borrower or such Guarantor or Subsidiary, provided, that, the aggregate amount of such Indebtedness of Borrower to CFC Funding Corporation (or its assignee) arising under the Lease Agreement, dated December 22, 1998 between Borrower and CFC Funding Corporation (or its assignee) shall not exceed $237,739 (as reduced by all payments in respect thereof) and the aggregate amount of all other such Indebtedness incurred in any fiscal year of Borrower shall not exceed $100,000 in such fiscal year of Borrower; and"

         6 Fee. In consideration of the terms hereof, Borrower shall pay to Lender a fee in the amount of $10,000, which fee is fully earned as of the date hereof and shall be payable upon the earliest of the occurrence of an Event of Default, or termination or non-renewal of the financing arrangements between Lender and Borrower under the Loan Agreement or the Final Maturity Date. Lender may, at its option, charge such fee to the loan account of Borrower maintained by Lender.

         7. Binding Effect. This Amendment has been duly executed and delivered by Borrower and Guarantors and is in full force and effect as of the date hereof, and the agreements and obligations of Borrower and Guarantors contained herein constitute the legal, valid and binding obligations of Borrower and Guarantors enforceable against Borrower and Guarantors in accordance with their respective terms.

         8. Conditions Precedent. The effectiveness of the other provisions of this Amendment shall be subject to the receipt by Lender of an original of this Amendment, duly authorized, executed and delivered by Borrower and Guarantors.

         9. Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control. Nothing contained herein shall be construed to limit the right of Lender at any time and from time to time demanding payment of any Loans (and related Obligations) outstanding in excess of the Borrowing Base.

         10. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or proper to effectuate the provisions and purposes of this Amendment.

         11. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York (without giving effect to principles of conflicts of law or choice of law).

         12. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

         13. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.


         IN WITNESS WHEREOF, each of the undersigned have caused this agreement to be duly authorized, executed and delivered as of the day and year first above written.


HEALTH FITNESS CORPORATION                 HEALTH FITNESS REHAB, INC.


By:  /s/ Charles E. Bidwell                By:  /s/ Charles E. Bidwell

Title:  Chief Financial Officer            Title:  Chief Financial Officer

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DUFFY & ASSOCIATES PHYSICAL                 THE PREFERRED COMPANIES, INC.
   THERAPY SERVICES CORP.


By:  /s/ Charles E. Bidwell                 By:  /s/ Charles E. Bidwell

Title:  Chief Financial Officer             Title:  Chief Financial Officer


MEDLINK CORPORATION                         HEALTH FITNESS REHAB OF IOWA, INC.


By:  /s/ Charles E. Bidwell                 By:  /s/ Charles E. Bidwell

Title:  Chief Financial Officer             Title:  Chief Financial Officer


MEDLINK SERVICES, INC.                      FITNESS CENTERS OF AMERICA


By:  /s/ Charles E. Bidwell                 By:  /s/ Charles E. Bidwell

Title:  Chief Financial Officer             Title:  Chief Financial Officer


SPORTS & ORTHOPEDIC PHYSICAL                INTERNATIONAL FITNESS CLUB
   THERAPY, INC.                               NETWORK, INC.


By:  /s/ Charles E. Bidwell                 By:  /s/ Charles E. Bidwell

Title:  Chief Financial Officer             Title:  Chief Financial Officer


MIDLANDS PHYSICAL THERAPY, INC.


By:  /s/ Charles E. Bidwell

Title:  Chief Financial Officer

                     [SIGNATURES CONTINUE ON THE NEXT PAGE]


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                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


MADELEINE L.L.C.


By:  /s/ Daniel Wolf

Title:  Managing Director